UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2022

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On May 26, 2022, the Board of Directors (the “Board’) of InVivo Therapeutics Holdings Corp. (the “Company”) adopted a Voting Rights Plan (the “Plan”) pursuant to which the Board authorized and granted super voting rights (the “Voting Rights”) to certain shares of the Company’s common stock, $0.00001 par value (“Common Stock”), held by stockholders holding a minimum of 50 shares of Common Stock (“Eligible Stockholder”) as of the close of business on May 26, 2022 (the “Eligibility Record Date”). The Voting Rights will allow such stockholders the ability to exercise additional voting rights with respect to their shares of Common Stock to which the Voting Rights are applied (the “Eligible Shares”).

The Plan was adopted by the Board pursuant to the authority in Nevada Revised Statutes (“NRS”) 78.195(5) and NRS 78.350(8), based upon the determination by the Board that the Plan is necessary to protect the interests of the Company and its stockholders. The Plan is of limited scope of and purpose and is designed to facilitate the approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock and another amendment to the Company’s Articles of Incorporation to authorize shares of “blank-check” preferred stock (together, the “Articles Amendments”). The approval of the Articles Amendments is critical to the continued ability of the Company to generate capital to support and continue the Company’s efforts as a research and clinical-stage biomaterials and biotechnology company. As such efforts are capital intensive, the Board has determined that the Articles Amendments are critical to the Company’s continued operations and will submit the Articles Amendments to the stockholders at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

Under the Plan, each Eligible Stockholder that confirms eligibility (a “Rights Stockholder”) will have the right to vote on the Articles Amendments, with all other stockholders as a single class, the number of votes per share of Common Stock owned multiplied by a factor to be determined by the Board (or a committee thereof) (the “Voting Factor”), where the resulting total number of votes for each Rights Stockholder, shall be voted as follows:

(i)            The votes equal to the number of shares of Common Stock owned by the Rights Stockholder shall be voted as indicated by the Rights Stockholder on such Rights Stockholder’s proxy or ballot for the Annual Meeting; and

(ii)            The additional votes equal to the number of shares of Common Stock owned by the Rights Stockholder multiplied by the Voting Factor shall be voted, without any further action from such Rights Stockholder, in the same proportion as shares of Common Stock are voted (excluding any shares of Common Stock that are not voted[, including broker non-votes]) on each of the Articles Amendments at the Annual Meeting.

Based on the number of shares owned by Eligible Stockholders that become Eligible Shares, the Board (or a committee thereof) shall set the Voting Factor, or a range representing the minimum Voting Factor and the maximum Voting Factor, on or after the eligibility confirmation deadline. The Voting Factor may be amended in the sole discretion of the Board (or a committee thereof), where written notice of any such amendment shall be distributed to all stockholders of record.

To vote the Voting Rights, stockholders will have to confirm that they are Eligible Stockholders by July 6, 2022, and continue to hold all Eligible Shares through the record date for the Annual Meeting.

The Voting Rights and the Plan will automatically terminate upon the occurrence of: (i) with respect to any Eligible Stockholder, upon any transfer of the Eligible Shares prior to the Annual Meeting record date; (ii) with respect to any Eligible Stockholder, the failure of such Eligible Stockholder to continuously own his, her or its Eligible Shares for the entirety of the period from the Eligibility Record Date through the record date for the Annual Meeting; (iii) with respect to any Rights Stockholder, the failure of such Rights Stockholder to timely submit such Rights Stockholder’s proxy or ballot for the Annual Meeting; (iv) the completion of the vote of the Corporation’s stockholders at the Annual Meeting as to the approval or rejection of the Articles Amendments; or (v) the termination of this Plan.

The foregoing is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events

In connection with the Plan, on May 26, 2022, the Company commenced mailing of the Notice of Voting Rights attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Voting Rights Plan, dated as of May 26, 2022
99.1	Notice of Voting Rights dated as of May 26, 2022
99.2	Eligibility Confirmation Form sent to registered stockholders of the Company
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: May 26, 2022	By:	/s/ Richard Toselli
	Name:	Richard Toselli, M.D.
	Title:	Chief Executive Officer